Exhibit 10.1

[Execution Version]

SIXTH AMENDMENT TO

CREDIT AGREEMENT

dated as of

June 19, 2013

among

PETROQUEST ENERGY, INC.,

as Parent,

PETROQUEST ENERGY, L.L.C.,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

WELLS FARGO BANK, N.A.,

as Syndication Agent,

and

CAPITAL ONE, N.A.,

as Documentation Agent

J.P. MORGAN SECURITIES LLC,

as Lead Arranger

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) dated as of June 19, 2013, is among PETROQUEST ENERGY, INC., a Delaware corporation, as the Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.

R E C I T A L S

WHEREAS, the Parent, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011 and that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013 (as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower; and

WHEREAS, the Borrower has advised Administrative Agent and the Lenders that the Borrower intends to purchase certain Oil and Gas Properties pursuant to the Gulf of Mexico Purchase Agreement (as defined in the Credit Agreement as amended pursuant hereto); and

WHEREAS, in connection with the entry into the Gulf of Mexico Purchase Agreement, the Parent desires to enter into, or to cause the Borrower to enter into, a commitment letter, together with any term sheets attached thereto, with a group of banks led by JPMorgan Chase Bank, N.A. to arrange certain senior unsecured bridge loans in an aggregate amount up to $185,000,000 to be available to fund the Gulf of Mexico Acquisition (as defined in the Credit Agreement as amended pursuant hereto); and

WHEREAS, the Parent desires to issue and sell in an offering (the “Debt Offering”) led by J.P. Morgan Securities Inc. up to $200,000,000 in aggregate principal amount of new senior unsecured notes; and

WHEREAS, the Borrower intends to finance the Gulf of Mexico Acquisition with the proceeds of the issuance of new senior notes pursuant to the Debt Offering, proceeds from the senior unsecured bridge loans described above and/or Borrowings under the Credit Agreement in an aggregate amount up to $200,000,000 (the “Acquisition Financing”); and

WHEREAS, the Borrower has requested that the Maximum Credit Amounts of certain Lenders be increased concurrent with the consummation of the Gulf of Mexico Acquisition; and

WHEREAS, the Borrower has requested that the Borrowing Base be increased to $200,000,000 concurrent with the consummation of the Gulf of Mexico Acquisition; and

WHEREAS the parties desire to amend the Credit Agreement to permit the Acquisition Financing and to increase the Maximum Credit Amounts of certain Lenders and in certain other respects, and the parties desire to provide for the increase in the Borrowing Base in each case as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein (including, without limitation, in the preamble and recitals) but not otherwise defined herein has the meaning given such term in the Credit Agreement, including, to the extent the context so requires, after giving effect to the amendments to the Credit Agreement contained in this Sixth Amendment. Unless otherwise indicated, all article and section references in this Sixth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended and restated as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment as the same may from time to time be further amended, modified, supplemented or restated.

(b) The definition of “Permitted Refinancing Debt” is hereby amended and restated as follows:

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt (provided, that if the Refinanced Debt is the Bridge Loan Facility, such new Debt shall have a stated maturity that is not earlier than six (6) months after the Maturity Date and shall not provide for scheduled amortization prior to the stated maturity); (c) such new Debt has a stated interest rate that is a market-based rate; (d) such new Debt does not contain any covenants which are materially more onerous to the Parent and its Subsidiaries than those imposed by the Refinanced Debt and (e) such new Debt (and any guarantees thereof) is otherwise on terms and documentation satisfactory to the Administrative Agent.

(c) The definition of “Senior Indenture” is hereby amended and restated as follows:

“Senior Indenture” means, individually and collectively, (a) that certain Indenture dated as of August 19, 2010 between Parent and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by that certain First Supplemental Indenture dated as of August 19, 2010 between Parent, Borrower, the Subsidiary Guarantors identified therein and The Bank of New York Trust Company, N.A., as Trustee, pursuant to which the Senior Notes due 2017 were issued, (b) any indenture (including any supplemental indenture with respect to the indenture described in the preceding clause (a)), note purchase agreement or other agreement pursuant to which any senior notes described in Section 9.02(k)(i)(B) and (C) are issued, and (c) any indenture, note purchase agreement or other agreement pursuant to which any Permitted Refinancing Debt is issued, in each case, as hereafter amended or supplemented pursuant to Section 9.04(b).

(d) The definition of “Senior Notes” is hereby amended and restated as follows:

“Senior Notes” means (a) the Borrower’s Senior Notes due 2017, and (b) any senior notes issued by the Borrower pursuant to Section 9.02(k)(i)(B) and (C).

(e) The following definitions are added where alphabetically appropriate

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Bridge Loan Facility” means a bridge loan facility in an amount up to $185,000,000 which may be provided to the Parent on terms set forth in the term sheet for the bridge loan facility as provided by the Borrower to the Administrative Agent on or prior to the Sixth Amendment Effective Date or on such other terms reasonably acceptable to the Administrative Agent.

“Bridge Loans” means loans made to the Parent pursuant to the Bridge Loan Facility.

“Converted Term Loan” has the meaning set forth in Section 9.02(k)(i)(A).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“GOM-H” means GOM-H Exploration, LLC, a Delaware limited liability company.

“GOM-H Acquisition” means the acquisition of the GOM-H Properties pursuant to the GOM- H Purchase Agreement.

“GOM-H Properties” means the Oil and Gas Properties to be acquired by the Borrower pursuant to the GOM-H Purchase Agreement as described on Exhibits A, B and D to the GOM-H Purchase Agreement.

“GOM-H Purchase Agreement” means that certain Purchase and Sale Agreement dated as of June 19, 2013 by and among the Borrower, as Buyer, and GOM-H, as Seller, a true, complete and correct copy (including, without limitation, all schedules, exhibits, attachments and amendments thereto) of which has been provided by the Borrower to the Administrative Agent on or prior to the Sixth Amendment Effective Date.

“Gulf of Mexico Acquisition” means, collectively, the HH Acquisition and the GOM-H Acquisition.

“Gulf of Mexico Properties” means, collectively, HH Properties and the GOM-H Properties.

“Gulf of Mexico Purchase Agreement” means collectively the HH Purchase Agreement and the GOM-H Purchase Agreement.

“HH Acquisition” means the acquisition of the HH Properties pursuant to the HH Purchase Agreement.

“HH Properties” means the Oil and Gas Properties to be acquired by the Borrower pursuant to the HH Purchase Agreement as described on Exhibits A, B and D to the HH Purchase Agreement.

“HH Purchase Agreement” means: (i) that certain Purchase and Sale Agreement dated as of June 19, 2013 by and among the Borrower, as Buyer, and Hall-Houston Exploration II, L.P., as Seller, a true, complete and correct copy (including, without limitation, all schedules, exhibits, attachments and amendments thereto) of which has been provided by the Borrower to the Administrative Agent on or prior to the Sixth Amendment Effective Date, (ii) that certain Purchase and Sale Agreement dated as of June 19, 2013 by and among the Borrower, as Buyer, and Hall-Houston Exploration III, L.P., as Seller, a true, complete and correct copy (including, without limitation, all schedules, exhibits, attachments and amendments thereto) of which has been provided by the Borrower to the Administrative Agent on or prior to the Sixth Amendment Effective Date and (iii) that certain Purchase and Sale Agreement dated as of June 19, 2013 by and among the Borrower, as Buyer, and Hall-Houston Exploration IV, L.P., as Seller, a true, complete and correct copy (including, without limitation, all schedules, exhibits, attachments and amendments thereto) of which has been provided by the Borrower to the Administrative Agent on or prior to the Sixth Amendment Effective Date.

“Senior Exchange Notes” has the meaning set forth in Section 9.02(k)(i)(A).

“Senior Notes due 2017” means the Borrower’s $150,000,000 10% Senior Notes issued under the indenture and supplemental indenture described in clause (a) of the definition of “Senior Indenture”.

“Sixth Amendment” means the Sixth Amendment to Credit Agreement dated as of June 19, 2013 among the Parent, the Borrower, the Administrative Agent, and the Lenders party thereto.

“Sixth Amendment Effective Date” has the meaning set forth in the Sixth Amendment.

2.2 Amendment to Section 8.01. Section 8.01 of the Credit Agreement is hereby amended to add a new clause (s) which shall read in full as follows:

(s) Certificate of Responsible Officer – Qualified ECP Guarantor Status. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Responsible Officer, which certificate shall identify which of the Parent, the Borrower, any Subsidiaries thereof and any Guarantors are or are not Qualified ECP Guarantors as of the date of delivery of such certificate.

2.3 Amendment to 8.14. Section 8.14 of the Credit Agreement is hereby amended to add new clause (c) which shall read in full as follows:

(c) The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to, permit to exist any Lien on any “building” or “manufactured (mobile) home” (each as defined in Regulation H promulgated under the Flood Insurance Laws) except Excepted Liens.

2.4 Amendment to Section 9.01(a). Section 9.01(a) of the Credit Agreement is hereby amended to read in full as follows:

(a) Ratio of Total Debt to EBITDAX. The Parent will not, at any time, permit its ratio of Total Debt as of such time to EBITDAX for any period of four consecutive fiscal quarters ending (i) on or prior to June 30, 2013 to be greater than 3.0 to 1.0 and (ii) on or after September 30, 2013, to be greater than 3.5 to 1.0; provided, that for purposes of calculating such ratio with respect to the four-fiscal quarter periods ending September 30, 2013, December 31, 2013 and March 31, 2014, respectively, (i) EBITDAX for the four-fiscal quarter period ending September 30, 2013, shall be deemed to equal EBITDAX for the fiscal quarter ending September 30, 2013, multiplied by four (4), (ii) EBITDAX for the four-fiscal quarter period ending December 31, 2013, shall be deemed to equal EBITDAX for the two-fiscal quarter period ending December 31, 2013, multiplied by two (2), and (iii) EBITDAX for the four-fiscal quarter period ending March 31, 2014, shall be deemed to equal EBITDAX for the three-fiscal quarter period ending

March 31, 2014, multiplied by four-thirds (4/3); and provided further that if any Debt described in Section 9.02(k) is incurred on or prior to June 30, 2013, such Debt shall be excluded from Total Debt for purposes of testing compliance with this covenant on June 30, 2013.

2.5 Amendment to Section 9.02. Section 9.02 of the Credit Agreement is hereby amended by amending and restating clause (h) and inserting a new clause (k) which clauses shall read in full as follows:

(h) Debt (i) under the Senior Notes due 2017 and any guarantees thereof, the principal amount of which does not exceed $150,000,000 in the aggregate, and (ii) Debt which constitutes Permitted Refinancing Debt of such Senior Notes due 2017 and any guarantees thereof;

(k) Debt (i) incurred to finance the Gulf of Mexico Acquisition in a stated principal amount of up to $200,000,000 consisting of one or more of:

(A) Bridge Loans; provided, that the Bridge Loans shall be on the terms and conditions set forth in the Bridge Commitment and otherwise on terms and conditions approved by the Administrative Agent, such approval not to be unreasonably conditioned, delayed or withheld; and further provided, that in the event such Bridge Loans are not refinanced with proceeds of Permitted Refinancing Debt on or before the maturity date of such Bridge Loans, the Bridge Loans will be converted to senior unsecured term loans as provided in the paragraph labeled “Maturity” of Exhibit B incorporated into the Bridge Commitment and the Borrower shall pay the “Rollover Fee” as set forth in such paragraph (such loans, the “Converted Term Loan”); and further provided, that in the event the Converted Term Loan is not refinanced with proceeds of Permitted Refinancing Debt on or before the maturity date of such Converted Term Loan, at the option of each lender under the Bridge Loan Facility, in accordance with the terms of the Bridge Commitment, the Converted Term Loan of such Lender may be exchanged in whole or in part for senior exchange notes having the terms set forth in the Bridge Commitment (the “Senior Exchange Notes”).

(B) additional senior unsecured notes issued pursuant to a supplemental indenture to and under the indenture and supplemental indenture described in clause (a) of the definition of “Senior Indenture” and any guarantees thereof; and

(C) one or more additional classes of senior, unsecured notes and any guarantees thereof; provided, that any senior, unsecured notes issued pursuant to this clause (C) shall (1) have a stated maturity not earlier than seven years following the date of issuance, (2) not require scheduled amortization, redemption a sinking fund or similar requirement prior to the stated maturity, (3) not have terms which are more onerous to the Borrower than the terms of the Senior Notes due 2017, and (4) otherwise contain terms and conditions approved by the Administrative Agent, such approval to not be unreasonably conditioned, delayed or withheld;

The Borrower shall be permitted to incur the Debt contemplated by clauses (B) and (C) above prior to the consummation of the Gulf of Mexico Acquisition; provided, that (i) the Borrower has the right to Redeem such Debt without material premium or penalty in the event the Gulf of Mexico Purchase Agreement is terminated without closing of the Gulf of Mexico Acquisition and (ii) the proceeds of such Debt are placed in escrow pending the consummation of the Gulf of Mexico Acquisition, and thereafter used solely to fund the purchase price of the Gulf of Mexico Acquisition or Redeem such debt in the event that the Gulf of Mexico Purchase Agreement is terminated without closing of the Gulf of Mexico Acquisition, which escrow arrangements and Redemption rights shall be on terms and conditions approved by the Administrative Agent, such approval not to be unreasonably conditioned, delayed or withheld.

(ii) Debt which constitutes Permitted Refinancing Debt with respect to any Debt described in preceding clause (k)(i) and any guarantees thereof.

2.6 Amendment to Section 9.04(a)(iv). Section 9.04(a)(iv) of the Credit Agreement is hereby amended to read in full as follows:

(iv) so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the Borrower may declare and pay dividends to Parent,

2.7 Amendment to Section 9.04(b). Section 9.04(b) of the Credit Agreement is hereby amended to read in full as follows:

(b) Redemption of Senior Notes and Bridge Loans; Amendment of Senior Indenture and Bridge Loan Facility. It will not, and will not permit any of its Subsidiaries to, prior to the date that is ninety-one (91) days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, the Bridge Loans, the Converted Term Loan, Senior Exchange Notes or any Permitted Refinancing Debt in respect thereof; provided that the Borrower and/or the Parent may prepay the Senior Notes and/or the Bridge Loans, the Converted Term Loan and the Senior Exchange Notes with the proceeds of any Permitted Refinancing Debt or with the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent and, in the case of Senior Notes, following the completion of a tender offer which is substantially concurrent with the incurrence of such Permitted Refinancing Debt; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Bridge Loan Facility, the Converted Term Loan, the Senior Exchange Notes or any Permitted Refinancing Debt or the Senior Indenture if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon.

2.8 Amendment to Section 9.05. The first sentence of Section 9.05 of the Credit Agreement is hereby amended to read in full as follows:

The Parent and the Borrower will not, and will not permit any of their Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

2.9 Amendment to Section 9.05(i). Section 9.05(i) of the Credit Agreement is hereby amended to add a proviso at the end of the first sentence therein which proviso shall read in full as follows:

; provided, that, the Borrower shall not complete the Gulf of Mexico Acquisition if Liquidity, calculated on a pro forma basis after giving effect to such acquisition, including any Borrowings made to finance such acquisition, is less than $40,000,000.

2.10 Amendment to Section 9.12(d)(ii). Section 9.12(d)(ii) of the Credit Agreement is hereby amended to read in full as follows:

(ii) if such sale or other disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties under this clause (d) included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value (as determined by the Administrative Agent and approved by the Required Lenders), if any, attributed to such Property in the Borrowing Base based on the most recently delivered Reserve Report and

2.11 Replacement of References to FAS. The Credit Agreement is hereby amended to (i) delete the reference therein to “FAS 123R” and replace such reference with a reference to “ASC 718 and/or ASC 505-50, as applicable”, (ii) delete each reference therein to “FAS 133” and replace each such reference with a reference to “ASC 815” and (iii) delete each reference therein to “FAS 143” and replace each such reference with a reference to “ASC 410”.

Section 3. Borrowing Base and Maximum Credit Amount Increase. In reliance on the representations, warranties, covenants and agreements contained in this Sixth Amendment and the satisfaction of each condition precedent set forth in Section 5 hereof:

(a) the Borrowing Base shall be increased to $200,000,000 effective upon the completion of the Gulf of Mexico Acquisition; provided, that, if any amendment, modification or waiver of the Gulf of Mexico Purchase Agreement results in a decrease in the purchase price set forth in the Gulf of Mexico Purchase Agreement of more than 10% in the aggregate as a result of any of the following (either individually or collectively and without duplication): (i) Oil and Gas Properties being removed from the Gulf of Mexico Properties being acquired pursuant to the Gulf of Mexico Purchase Agreement, (ii) Title Defects and/or Environmental Defects (as such terms are defined in the Gulf of Mexico Purchase Agreement) and/or casualty losses and preferential rights or consents, (iii) the termination of the GOM-H Purchase Agreement, or (iii) any combination of the preceding clauses (i), (ii) and (iii), the Borrowing Base increase set forth in this Section 3 shall be reduced, effective immediately upon the completion of the Gulf of Mexico Acquisition, to an amount determined by the Administrative Agent and approved by each Lender in its sole discretion; provided, further that, if a Scheduled Redetermination or Interim Redetermination occurs from and after the date hereof but prior to the date of completion of the Gulf of Mexico Acquisition, for any such Scheduled Redetermination or Interim Redetermination, any adjustment to the Borrowing Base resulting from the Gulf of Mexico Acquisition will be determined at the time of, and in connection with, such Scheduled Redetermination or Interim Redetermination. Upon the increase to the Borrowing Base pursuant to this Section 3, the Borrowing Base shall remain at the newly increased amount until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base pursuant to the terms of the Credit Agreement (including, without limitation, adjustments pursuant to Section 8.13(c), Section 8.16 and Section 9.12(d) of the Credit Agreement). The Lenders and the Borrower agree that the redetermination provided for in this Section 3 shall constitute an Interim Redetermination of the Borrowing Base requested by the Borrower for purposes of Section 2.07(b) of the Credit Agreement; and

(b) Annex I to the Credit Agreement shall be replaced in its entirety with the Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement effective contemporaneously with the completion of the HH Acquisition, including any funding of a Borrowing to provide a portion of the Gulf of Mexico Acquisition Financing; provided, that, after giving effect to this Sixth Amendment and any Borrowings made on or prior to satisfaction of each condition precedent set forth in Section 5 hereof: (i) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Sixth Amendment and the completion of the HH Acquisition) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (ii) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Sixth Amendment and the completion of the HH Acquisition), and (iii) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Sixth Amendment and the completion of the HH Acquisition) of the aggregate Revolving Credit Exposure of all Lenders.

Section 4. Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 hereof shall be effective on the date (the “Sixth Amendment Effective Date”) that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (provided, that, for the avoidance of doubt, the increase of the Borrowing Base and the Maximum Credit Amount pursuant to Section 3 hereof shall be effective upon the satisfaction of each of the conditions precedent contained in this Section 4 and of each of the conditions precedent contained in Section 5 below):

4.1 Counterparts. The Administrative Agent shall have received from each of the Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Persons.

4.2 Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Sixth Amendment.

4.3 Purchase Agreements. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying true, accurate and complete copies of the final execution versions of the Gulf of Mexico Purchase Agreement including, without limitation, any and all material side letters, agreements, documents and certificates and all schedules, exhibits, attachments and amendments thereto.

4.4 Organization/Existence/Authority Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the authorization of this Sixth Amendment and the transactions contemplated hereby, and any other legal matters relating to the Borrower, the Guarantors and this Sixth Amendment.

4.5 Opinions. The Administrative Agent shall have received opinions of counsel to the Borrower and each Guarantor, favorably opining as to such matters as the Administrative Agent may reasonably request.

4.6 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

4.7 No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.

The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Conditions Precedent to Borrowing Base and Maximum Credit Amount Increase. The increase of the Borrowing Base and the Maximum Credit Amount provided for in Section 3 hereof shall be subject to the satisfaction of each of the following conditions precedent in addition to the satisfaction of each condition precedent contained in Section 4 hereof:

5.1 Gulf Of Mexico Acquisition. The Borrower shall have completed the Gulf of Mexico Acquisition: (i) pursuant to the Gulf of Mexico Purchase Agreement substantially in the form provided to Administrative Agent pursuant to Section 4.3 hereof and without amendment modification or waiver, except as expressly permitted pursuant to Section 5.8 hereof, and pursuant thereto shall have acquired good and defensible title to all of the Gulf of

Mexico Properties free and clear of all Liens, except Liens permitted by Section 9.03 of the Credit Agreement (excluding only those Gulf of Mexico Properties which are permitted to be excluded pursuant to Section 5.8 hereof), (ii) on or prior to September 30, 2013 and (iii) in accordance with the terms of the Credit Agreement, including, without limitation, the minimum Liquidity requirement under Section 9.05(i) of the Credit Agreement.

5.2 Mortgages/Mortgage Amendments and Title.

(a) The Administrative Agent shall have received from the Borrower such duly executed counterparts (in such number as may be requested by the Administrative Agent) of Mortgages (and such other assignments, conveyances, amendments, agreements, and other writings including, without limitation, UCC-1 financing statements, and tax affidavits, if any, required) granting the Administrative Agent a Lien on the Gulf of Mexico Properties being acquired by the Borrower and/or each Guarantor such that after giving effect to the execution and delivery thereof, the Administrative Agent shall be reasonably satisfied that the Security Instruments will, when properly executed and recorded, create first priority, perfected Liens (except for Excepted Liens, but subject to the provisos at the end of such definition) on Oil and Gas Properties comprising at least 80% of the total value of the Borrower’s and its Subsidiaries’ Oil and Gas Properties (which shall include the Gulf of Mexico Properties) for the purposes of establishing the Borrowing Base.

(b) The Administrative Agent shall have received title information in form and substance reasonably satisfactory to the Administrative Agent setting forth the status of title on at least 80% of the total value of all of the Borrower’s and its Subsidiaries’ Oil and Gas Properties (which shall include the Gulf of Mexico Properties) evaluated by the Administrative Agent in its determination of the Borrowing Base established pursuant to Section 3 hereof.

5.3 Lien Releases. The Administrative Agent shall have received evidence satisfactory to it that (a) all Liens on the Gulf of Mexico Properties being acquired by the Borrower and/or each Guarantor (other than Liens permitted by Section 9.03 of the Credit Agreement) (if any) have been released and/or terminated, subject only to the filing of applicable terminations and releases.

5.4 Borrowing Base Increase Fee. Administrative Agent shall have received, for the benefit of the Lenders, a Borrowing Base increase fee in an amount equal to thirty seven and a half (37.5) basis points (0.375%) of the amount that the Borrowing Base established pursuant to Section 3 hereof exceeds the Borrowing Base in effect immediately prior to giving effect to such increase in the Borrowing Base.

5.5 Organization/Existence/Authority Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the authorization of the Gulf of Mexico Acquisition and each of the Security Instruments contemplated by Section 5.2 of this Sixth Amendment and any other legal matters relating thereto as the Administrative Agent shall reasonably request.

5.6 Environmental Assessment. The Administrative Agent shall be reasonably satisfied with the environmental condition of the Gulf of Mexico Properties being acquired by the Borrower and/or each Guarantor and shall have received a copy of any environmental site assessments in the possession or control of the Borrower or any Subsidiary that was performed within the past three (3) years on any Oil and Gas Property comprising the Gulf of Mexico Properties being acquired by the Borrower and/or each Guarantor.

5.7 Opinions. The Administrative Agent shall have received opinions of counsel to the Borrower and each Guarantor, favorably opining as to such matters as the Administrative Agent may reasonably request.

5.8 Acquisition Documents. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (a) a true, accurate and complete copy of the Gulf of Mexico Purchase Agreement which shall be in the form provided to the Administrative Agent prior to the date hereof pursuant to Section 4.3 hereof, and including any and all side letters, material agreements, documents, certificates, amendments, modifications or waivers thereto since the delivery of such documents pursuant to Section 4.3 hereof, which documents shall contain terms and conditions reasonably acceptable to the Administrative Agent, (b) that the Borrower is acquiring the Gulf of Mexico Properties in accordance with the terms of the Gulf of Mexico Purchase Agreement in the form provided to Administrative Agent prior to the date hereof (without waiver or amendment of any term or condition thereof, or any exercise by the Borrower of any right thereunder which would be materially adverse to the interests of the Lenders; provided, that, for the avoidance of doubt, any amendment, modification or waiver that results in a decrease in the purchase price set forth in the Gulf of Mexico Purchase Agreement of more than 10% in the aggregate as a result of any of the following (either individually or collectively and without duplication): (i) Oil and Gas Properties being removed from the Gulf of Mexico Properties being acquired pursuant to the Gulf of Mexico Purchase Agreement, (ii) Title Defects and/or Environmental Defects (as such terms are defined in the Gulf of Mexico Purchase Agreement) and/or casualty losses and preferential rights or consents, (iii) the termination of the GOM-H Purchase Agreement, or (iii) any combination of the preceding clauses (i), (ii) and (iii), shall, in each case, not be deemed to be materially adverse to the interest of the Lenders but shall result in an automatic decrease to the amount of the increase to the Borrowing Base set forth in Section 3 hereto as provided therein); (c) as to the final purchase price for the Gulf of Mexico Properties after giving effect to all adjustments as of the closing date contemplated by the Gulf of Mexico Purchase Agreement, (d) that all governmental and third party consents and authorizations of the Gulf of Mexico Acquisition required to be obtained by the Parent, the Borrower or any Subsidiary have been obtained and are in full force and effect, (e) that no Material Adverse Effect (as defined in the Gulf of Mexico Purchase Agreement) shall have occurred, and (f) true, accurate and complete copies of other related documents and the accuracy of other information as the Administrative Agent shall have reasonably requested.

5.9 Notes. The Administrative Agent shall have received duly executed Notes payable to the order of each Lender whose Maximum Credit Amount will change as a result of the amendment to Annex I to the Credit Agreement set forth herein, with such Note being in a principal amount equal to its Maximum Credit Amount as indicated on Annex I to the Credit Agreement (as amended hereby).

5.10 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

5.11 No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing after giving effect to the increase in the Borrowing Base and the completion of the Gulf of Mexico Acquisition.

For avoidance of doubt, by agreement of the parties hereto, notwithstanding the above-referenced consummation of the Gulf of Mexico Acquisition, and references to the Gulf of Mexico Properties and the Gulf of Mexico Purchase Agreement, which are components of the Gulf of Mexico Acquisition, the conditions set forth in this Section 5 shall be satisfied by Borrower upon the consummation of only the HH Acquisition regarding the HH Properties pursuant to the HH Purchase Agreement, and all foregoing requirements set forth in this Section 5 shall be adjusted accordingly and shall refer not to the Gulf of Mexico Acquisition, the Gulf of Mexico Properties or the Gulf of Mexico Purchase Agreement, but to refer instead to the consummation of the HH Acquisition regarding the HH Properties pursuant to the HH Purchase Agreement, as the context may require; provided, that, for purposes of any calculation of the Borrowing Base in accordance with Section 3(a) hereof due to a decrease of more than 10% in the aggregate of the purchase price set forth in the Gulf of Mexico Purchase Agreement, such initial purchase price for purposes of such calculation shall nonetheless be deemed to include both the HH Properties and the GOM-H Properties.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.

6.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Sixth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect shall have occurred.

6.3 Loan Document. This Sixth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.4 Counterparts. This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Sixth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.5 NO ORAL AGREEMENT. THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.7 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.8 Severability. Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9 Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

BORROWER:	PETROQUEST ENERGY, L.L.C.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:	PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:	TDC ENERGY, LLC

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

Signature Page to Sixth Amendment to Credit Agreement - PetroQuest Energy, Inc.

ADMINISTRATIVE AGENT: AND LENDER	JPMORGAN CHASE BANK, N.A. individually, as a Lender, as Administrative Agent and as Issuing Bank

	By:	/s/ Ryan J. Aman
Ryan J. Aman
Authorized Officer

Signature Page to Sixth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Brett Steele
	Name:	Brett Steele
	Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	CAPITAL ONE, N.A.

	By:	/s/ Matthew Molero
	Name:	Matthew Molero
	Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	IBERIABANK

	By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Executive Vice President

Signature Page to Sixth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	WHITNEY BANK

	By:	/s/ William Jochetz
	Name:	William Jochetz
	Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement - PetroQuest Energy, Inc.

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	23.00%	$34,500,000
Wells Fargo Bank, N.A.	20.00%	$30,000,000
Capital One, N.A.	20.00%	$30,000,000
Iberiabank	20.00%	$30,000,000
Whitney Bank	17.00%	$25,500,000
TOTAL	100.00%	$150,000,000

Annex I